Exhibit 10.1

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of June 28, 2019, by and among Ocugen, Inc., a Delaware corporation (“Ocugen”), Histogenics Corporation, a Delaware corporation (“Histogenics”), and the investor listed on the signature page attached hereto (the “Investor”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Securities Purchase Agreement, made and entered into as of June 13, 2019, by and among Ocugen, Histogenics, the Investor and the other investors (together with the Investor, the “Buyers”) listed on the Schedule of Buyers attached thereto (the “Agreement”).

RECITALS

A.

Section 10(e) of the Agreement provides that the Agreement may not be amended except by an instrument in writing signed by each of Ocugen, Histogenics and the holders of at least a majority of the aggregate amount of Securities issued and issuable thereunder and under the Warrants (the “Required Holders”).

B.

In compliance with Section 10(e) of the Agreement, this Amendment shall only be effective and binding on all Buyers upon the execution and delivery of this Amendment and agreements in form and substance identical to this Amendment (other than with respect to the identity of the Investor) entered into by and among Ocugen, Histogenics, and such other Buyer who, collectively with the Investor, represent the Required Holders (such time, the “Effective Time”).

AGREEMENT

The parties to this Amendment, intending to be legally bound, hereby agree as follows:

1.

Amendment. The phrase “Securities Purchase Agreement, dated May 21, 2019” in Section 1(e) of the Agreement shall be replaced in its entirety with the phrase “Amended and Restated Securities Purchase Agreement, dated June 28, 2019.”

2.

Consent. Pursuant to Section 5(n)(ii) of the Agreement, the Investor hereby consents to Ocugen’s issuance of up to $2,875,000 of senior secured convertible notes to certain investors in accordance with the terms of that certain Amended and Restated Securities Purchase Agreement, dated June 28, 2019.

3.

Continuing Effectiveness; Entire Agreement. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be deemed an amendment to the Agreement and shall become effective as of the Effective Time. Upon the effectiveness of this Amendment, all references in the Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Agreement, as modified by this Amendment. This Amendment constitutes the entire agreement between and among the parties hereto with respect to the subject matter hereof, and supersedes in their entirety all prior negotiations and agreements with respect to such subject matter, whether written or oral.

4.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed amended to apply to the broadest extent that it would be valid and enforceable.

5.	Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

6.	Assignability. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants.

7.

Counterparts; Exchanges by Facsimile. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

8.	Miscellaneous. Section 10 of the Agreement is hereby incorporated into this Amendment mutatis mutandis.

2

IN WITNESS WHEREOF, the Investor, Ocugen and Histogenics have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

HISTOGENICS CORPORATION

By:
Name:	Adam Gridley
Title:	President

[Signature Page to Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Investor, Ocugen and Histogenics have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

OCUGEN, INC.

By:
Name:	Shankar Musunuri
Title:	Chief Executive Officer

[Signature Page to Amendment to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Investor, Ocugen and Histogenics have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

INVESTOR:

[NAME OF INVESTOR]

By:
Name:
Title:

[Signature Page to Amendment to Securities Purchase Agreement]